MS1819-SD OPTION STUDY RESULTS

September 25, 2019

Positive OPTION Trial Data – Supports Further Development

- ☑ Safety confirmed in cystic fibrosis patients at 2.2 grams per day
- ☑ No Need for Protease – Paradigm Changing Data
- ☑ Efficacy of 2.2 gram dose in line with prior chronic pancreatitis study
- ☑ Option Data Supports Advancing MS1819
- Next Steps
  - Discuss 2b/3 Trial with FDA
  - Higher Doses and/or Enteric Coated Capsules

Food Digestion Needs Enzymes, Fat Needs a Lipase

Amylases and proteases in saliva and stomach compensate in pancreatic insufficiency, but no backup exists for fat digestion


Amylase
Carbohydrate
Glucose
Protease
Protein
Amino acids
Lipase
Fat
Fatty acids & glycerol

If the pancreas does not function properly, oral supplements are taken to allow for fat digestion

Phase 2 Chronic Pancreatitis Study

Changes in CFA after MS1819-SD Treatment


CFA (%)
Intention to treat analysis
46.1
54.2
52.9
58.9
62.4
*
Baseline (V3) n=11
280mg (V4) n=11
560mg (V5) n=11
1120mg (V6) n=10
2240mg (V7) n=10
* P=0.002, vs. baseline
CFA (%)
Per protocol analysis
41.2
56.3
51.9
60.3
63.3
*
Baseline (V3) n=7
280mg (V4) n=7
560mg (V5) n=7
1120mg (V6) n=6
2240mg (V7) n=6

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Phase 2 U.S. and E.U. OPTION Study in Cystic Fibrosis completed

A Phase 2 Open-Label, Multicenter, 2x2 Crossover Trial to assess the Safety and Efficacy of MS1819-SD in Patients with Exocrine Pancreatic Insufficiency due to Cystic Fibrosis



≥ 18 years
MS1819 2240 mg/day
Stable PERT dose
N= 30
MS1819
PERT
3 Weeks
CFA
MS1819
PERT
3 Weeks
CFA
DSMB Review
Visit 1 2 3 4 5 6 7 8 9 10

Option

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MS1819 Shows Strong Activity at Normal pH Range

In vitro lipolytic activity of the MS1819 lipase in the presence of bile salts in the European and US Pharmacopeia test (U/mg, Pure Enzyme)



MS1819
Porcine PERT
CF
Healthy
SA (U/mg of purified enzyme equivalent
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
2
3
4
5
pH
6
7
8
9
MS1819 Lipase
Porcine pancreatic lipase
MS1819 Lipase shows superior activity to porcine lipase standard of care at the relevant intestinal pH range of 4 to 6
Acidic
Basic

Note: In normal subjects, physiological pH in duodenum is between approximately 5 and 6. In CP and CF pH is lowered to a more acidic range, approximately pH 4 to 5. MS1819 not inactivated by bile salts.

Development of MS1819 for Patients with EPI due to CF and CP

Data to date continue to support development of MS1819

Evaluation	Status	Comment
Animal Safety	✓	Pig and rat data supports high MS1819 doses
Animal Efficacy	✓	Efficacious in Pig EPI model
FLIP 110 Study	✓	Initial safety in humans established
CP Ph 2 Study	✓	2.2g dose safe, and significant improvement of CFA
CF Ph 2 OPTION	✓	Good safety, improvements in CFA comparable to that observed in CP study
Can be used without a Protease	✓	OPTION data in CF patients suggests that a MS1819 lipase only product is sufficient
CF Combination Study	Ongoing	Awaiting further data
Higher dose in CF		Safety data supports increasing the MS18189 dose delivered to the duodenum

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